Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form F-1 filed pursuant to Rule 462(b) of the Securities Act of 1933 of our report dated April 20, 2016, with respect to the consolidated financial statements of Seanergy Maritime Holdings Corp., included in Amendment No. 3 to the Registration Statement (Form F-1 No. 333-214322) and related Prospectus of Seanergy Maritime Holdings Corp. for the registration of common shares and Class A warrants.

/s/ Ernst & Young (Hellas) Certified Auditors-Accountants S.A.

Athens, Greece

December 8, 2016